NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire classe of the following securities issued by HealthShares Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

HealthShares Autoimmune-Inflammation Exchange-Traded Fund (9/22/2008) HealthShares Cardio Devices Exchange-Traded Fund (9/22/2008)
HealthShares Cardiology Exchange-Traded Fund (9/22/2008)
HealthShares Composite Exchange-Traded Fund (9/22/2008)
HealthShares Dermatology and Wound Care Exchange-Traded Fund (9/22/2008)
HealthShares Emerging Cancer Exchange-Traded Fund	9/22/2008
HealthShares European Medical Products and Devices
     Exchange-Traded Fund (9/22/2008)
HealthShares GI / Gender Health Exchange-Traded Fund (9/22/2008) HealthShares Infectious Disease Exchange-Traded Fund (9/22/2008) HealthShares Metabolic-Endocrine Disorders Exchange-Traded Fund (9/22/2008) HealthShares Neuroscience Exchange-Traded Fund (9/22/2008)
HealthShares Ophthalmology Exchange-Traded Fund	(9/22/2008)
HealthShares Orthopedic Repair Exchange-Traded Fund (9/22/2008)
HealthShares Patient Care Services Exchange-Traded Fund	(9/22/2008)
HealthShares Respiratory / Pulmonary Exchange-Traded Fund (9/22/2008) HealthShares Cancer Exchange-Traded Fund (12/24/2008)
HealthShares Diagnostics Exchange-Traded Fund (12/24/2008)
HealthShares Enabling Technologies Index Fund (12/24/2008)
HealthShares European Drugs Exchange-Traded Fund (12/24/2008)


This action is being taken pursuant to the provisions of Rule 12d2-2(a)(3), as NYSE Regulation has been notified of the dissolution by the Company of the above issues. Accordingly, each of the above issues has been suspended from trading on NYSE Arca as of the date noted above.